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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermo Electron Corporation:

        As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements and related prospectuses of Thermo Fibergen Inc. and Thermo Electron Corporation on Forms S-1 and S-3, respectively, of our report dated February 15, 1996 (except with respect to matters discussed in Note 16 as to which the date is June 28, 1996) included or incorporated by reference in Thermo Electron Corporation's Amendment No. 1 on Form 10-K/A for the year ended December 30, 1995 and to all references to our Firm included in these Registration Statements.

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 5, 1996